FOR IMMEDIATE RELEASE

SEREFEX CORPORATION SIGNS EXCLUSIVE MAGNAPAINT AGREEMENT FOR NATIONAL CHAIN STORES, QVC, HOME SHOPPING NETWORK, AND THE STATE OF FLORIDA, AND RETAINS A NATIONAL INDEPENDENT SALES REPRESENTATIVE FIRM.

Naples, Florida, January 29, 2004 - Serefex Corporation (OTCBB: SFXC), is pleased to announce that it has signed an agreement with the manufacturer of MagnaPaint to obtain the exclusive marketing and sales rights in the United States for certain national chain stores, including Home Depot, Lowes, Menards, Wal-Mart, Kmart and Target, as well as for the Home Shopping Network, QVC and all retail outlets in the State of Florida. Included under this agreement are the sales currently being generated by Menards, a 180-store do-it-yourself home improvement chain located in the upper Midwest, whose sales exceed $5 billion annually. "We are pleased to be able to enter the national chain store marketplace, thereby further increasing our distribution of MagnaPaint and our other ancillary products currently in development," stated Brian Dunn, President of Serefex.

The agreement calls for Serefex to make certain marketing expenditures, and to meet certain sales targets, to retain exclusivity. "We are in the process of finalizing several agreements to immediately fulfill our marketing requirements". With respect to the sales targets, Serefex has signed an agreement with a national sales representative firm, whose clients includes all of the "major box" stores located in our marketplace. "We are confident that sales to Menard, together with the assistance of our 30-person national sales representative firm, will enable Serefex to meet our sales targets under the MagnaPaint agreement," stated Mr. Dunn.


Contact:
Serefex Corporation
Brian Dunn, President
239-262-1610
brian@serefex.com
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This  press  release  contains  forward-looking  statements  that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private
Securities Litigation Reform act of 1995, you are hereby cautioned, and the Company hereby notes, that such statements may be affected by risk factors affecting the Company generally, as well as those identified in the Company's filings with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligations to update or revise any such forward-looking statements.